Exhibit 10.1

SHAREHOLDERS SUPPORT AND LOCK-UP AGREEMENT AND DEED

This SHAREHOLDERS SUPPORT AND LOCK-UP AGREEMENT AND DEED (this “Agreement”) is made as a deed as of January 27, 2025, by and among World Media and Entertainment Universal Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands, (the “Company”), Black Spade Acquisition II Co, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“BSII”), and each of the undersigned Persons listed on Schedule A to this Agreement (each, a “Company Shareholder”).

RECITALS

WHEREAS, BSII, the Company and WME Merger Sub Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a direct wholly-owned Subsidiary of the Company (“Merger Sub”), are concurrently herewith entering into a Business Combination Agreement (as the same may be amended, restated or supplemented, the “Business Combination Agreement”) providing for, among other things, the merger of Merger Sub with and into BSII, with BSII being the surviving entity and becoming a wholly-owned Subsidiary of the Company (the “Merger”).

WHEREAS, each Company Shareholder is, as of the date of this Agreement, the beneficial and sole legal owner of such number of Pre-Recapitalization Company Shares as is set forth opposite its name on Schedule A hereto (such Pre-Recapitalization Company Shares, together with any Pre-Recapitalization Company Shares (a) issued or otherwise distributed to such Company Shareholder pursuant to any share dividend or distribution, (b) resulting from any change in any of the Pre-Recapitalization Company Shares by reason of any share split, recapitalization, combination, exchange of shares or the like, (c) the legal ownership of which is acquired by such Company Shareholder, including by exchange or conversion of any other security, or (d) as to which such Company Shareholder acquires the right to vote or share in the voting, in each case after the date of this Agreement and during the term of this Agreement, the “Subject Shares”).

WHEREAS, as a condition to their willingness to enter into the Business Combination Agreement, BSII and the Company have requested that the Company Shareholders enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.           definitions; interpretation

Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Business Combination Agreement, and this Agreement shall be interpreted, construed and applied in accordance with the rules of construction set forth in Section 1.02 (Construction) of the Business Combination Agreement.

2.            REPRESENTATIONS AND WARRANTIES OF THE Company ShareholderS

Each Company Shareholder, severally and not jointly, hereby represents and warrants to BSII and the Company as of the date of this Agreement as follows:

2.1           Organization. Such Company Shareholder has been duly incorporated or registered and is validly existing and in good standing (to the extent such concept is applicable in such Company Shareholder’s jurisdiction of incorporation or registration) under the laws of its jurisdiction of incorporation or registration and has the requisite corporate power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. Such Company Shareholder is duly licensed or qualified and in good standing (to the extent such concept is applicable in such Company Shareholder’s jurisdiction of incorporation or registration) as a foreign corporation or company (or other entity, if applicable) in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing (to the extent such concept is applicable in such Company Shareholder’s jurisdiction of incorporation or registration), as applicable, except where the failure to be so licensed or qualified or in good standing would not reasonably be expected to, individually or in the aggregate, prevent or materially adversely affect the ability of such Company Shareholder to consummate the transactions contemplated hereby. Such Company Shareholder is not the beneficial owner of any Subject Shares held in trust.

2.2           Due Authorization. Such Company Shareholder has all requisite corporate power and authority to (a) execute and deliver this Agreement, and (b) consummate the transactions contemplated hereby and perform all obligations to be performed by it hereunder. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the competent body of such Company Shareholder and no other company proceeding on the part of such Company Shareholder is necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by such Company Shareholder, and this Agreement constitutes a legal, valid and binding obligation of such Company Shareholder, enforceable against such Company Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

2.3           Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of other parties hereto contained in the Business Combination Agreement regarding the execution, delivery and performance of this Agreement, no consent of or with any Governmental Authority on the part of such Company Shareholder is required to be obtained or made in connection with the execution, delivery or performance by such Company Shareholder of this Agreement, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications would not prevent, impede or, in any material respect, delay or adversely affect the performance by such Company Shareholder of its obligations under this Agreement.

2.4           No Conflict. The execution and delivery of this Agreement by such Company Shareholder and the consummation of the transactions contemplated hereby do not and will not:

(a)            violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of such Company Shareholder;

(b)            violate or conflict with any provision of, or result in the breach of, or default under, or require any consent, waiver, exemption or approval under, any Applicable Law or Governmental Order applicable to such Company Shareholder;

(c)            violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, require any consent, cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any Contract to which such Company Shareholder is a party or by which such Company Shareholder may be bound, or terminate or result in the termination of any such Contract; or

(d)            result in the creation of any Lien upon any of the properties or assets of such Company Shareholder;

except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not reasonably be expected to, individually or in the aggregate, prevent or materially adversely affect the ability of such Company Shareholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

2.5           Company Securities. Such Company Shareholder is the sole legal and beneficial owner of the Subject Shares set forth opposite its name on Schedule A hereto, and all such Subject Shares are owned by such Company Shareholder free and clear of all Liens, other than Liens pursuant to the Company’s Governing Documents, this Agreement, any Ancillary Agreement, or applicable securities laws. Such Company Shareholder does not own legally or beneficially any Equity Securities of the Company other than its Pre-Recapitalization Company Shares. Such Company Shareholder has the sole right to vote its Subject Shares, and none of its Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of its Subject Shares, except as contemplated by the Governing Documents of the Company or this Agreement.

2.6           Business Combination Agreement. Such Company Shareholder understands and acknowledges that BSII, Merger Sub and the Company are entering into the Business Combination Agreement in reliance upon the Company Shareholders’ execution and delivery of this Agreement. Such Company Shareholder has received a copy of the finalized Business Combination Agreement delivered to each Company Shareholder on January 27, 2025, is familiar with the provisions of the Business Combination Agreement, and has consented to (and hereby consents to) the Company’s entry into the Business Combination Agreement.

2.7           Adequate Information. Such Company Shareholder is a sophisticated investor and has adequate information concerning the business and financial condition of BSII and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Business Combination Agreement and has independently and without reliance upon BSII or the Company and based on such information as such Company Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Company Shareholder acknowledges that BSII and the Company have not made and do not make any representation or warranty to such Company Shareholder, whether express or implied, of any kind or character except as expressly set forth in this Agreement.

2.8           Restricted Securities. Such Company Shareholder understands that the Company Ordinary Shares that it may receive in connection with the Transactions including upon exercise, settlement, conversion or exchange of any other securities received in connection with the Transactions, may be “restricted securities” under applicable U.S. federal and state securities laws and, if such Company Shareholder is an affiliate of the Company, “control securities” as such term is used under Rule 144 promulgated under the Securities Act, and that, pursuant to these laws, such Company Shareholder must hold such Company Ordinary Shares indefinitely unless (a) they are registered with the SEC and qualified by state authorities, or (b) an exemption from such registration and qualification requirements is available.

2.9           Litigation and Proceedings.

(a)            There are no pending or, to the knowledge of such Company Shareholder, threatened, legal proceedings against such Company Shareholder or any of its Subsidiaries (if applicable), properties or assets; and

(b)            There is no outstanding Governmental Order imposed upon such Company Shareholder; nor are any Subsidiaries, properties or assets of such Company Shareholder or its businesses (if applicable) bound or subject to any Governmental Order;

except, in each case, as would not reasonably be expected to, individually or in the aggregate, prevent or materially adversely affect the ability of such Company Shareholder to consummate the transactions contemplated hereby.

3.            PRE-CLOSING SUPPORT AND CERTAIN COVENANTS

Each Company Shareholder, severally and not jointly, hereby covenants and unconditionally and irrevocably undertakes to the Company and BSII during the term of this Agreement as follows:

3.1           Agreement to Vote in Favor of Transactions. At any meeting of the shareholders of the Company called, held or convened to seek the Company Shareholders’ Approval, or at any adjournment or postponement thereof, or in connection with any written resolution or consent of the shareholders of the Company or in any other circumstances upon which a vote, consent, waiver or other approval with respect to the Business Combination Agreement, any Ancillary Agreements, the Merger, or any other Transaction is sought or required under the Governing Documents or Contract of BSII or otherwise (the “Other Company Approvals”), such Company Shareholder shall:

(a)            if a meeting is held, appear at such meeting (in person or, where proxies are permitted, by proxy) or otherwise cause all of its Subject Shares to be counted as present at such meeting for purposes of establishing a quorum; and

(b)            vote or cause to be voted (including by class vote and/or written consent or resolution, if applicable) all of its Subject Shares in favor of granting the Company Shareholders’ Approval and the Other Company Approvals and, if there are insufficient votes in favor of granting the Company Shareholders’ Approval and/or the Other Company Approvals, in favor of the adjournment or postponement of such meeting of the shareholders of the Company to a later date.

3.2           Agreement to Vote Against Other Matters. At any meeting of the shareholders of the Company or at any adjournment or postponement thereof, or in connection with any written resolution or consent of the shareholders of the Company or in any other circumstances upon which such the Company Shareholder’s vote, consent or other approval is sought, such Company Shareholder shall vote (or cause to be voted) all of its Subject Shares (including by withholding its class vote and/or written consent or resolution, if applicable) against any Acquisition Transaction.

3.3           No Other Proxies. Each Company Shareholder represents and warrants that no proxies of any nature (other than the proxy given pursuant to Section 3.4) have been given in respect of any of its Subject Shares.

3.4           Irrevocable Power of Attorney. Each Company Shareholder hereby irrevocably and unconditionally grants to, and appoints, in the event that such Company Shareholder shall for whatever reason fail to perform any of its obligations under Section 3.1, the Company and any individual designated in writing by the Company, and each of them individually, as such Company Shareholder’s lawful attorney and proxy (with full power of substitution), for and in the name, place and stead of such Company Shareholder, to vote all of its Subject Shares, or grant a written consent or approval or approve a written resolution in respect of all of its Subject Shares in a manner consistent with Section 3.1 (the “Irrevocable Power of Attorney”), and execute, deliver and take on each such Company Shareholder’s behalf and in the name of such Company Shareholder, all deeds, documents, and steps necessary for obtaining the Company Shareholders’ Approval and the Other Company Approvals as contemplated in Section 3.1. Each Company Shareholder understands and acknowledges that BSII and the Company are entering into the Business Combination Agreement in reliance upon such Company Shareholder’s execution and delivery of this Agreement. Each Company Shareholder hereby affirms that the Irrevocable Power of Attorney is given in connection with the execution of the Business Combination Agreement, and that such irrevocable power of attorney is given to secure the performance of the duties of such Company Shareholder under this Agreement. Each Company Shareholder hereby further affirms that the Irrevocable Power of Attorney is coupled with a proprietary interest of the Company and may under no circumstances be revoked. Each Company Shareholder hereby ratifies and confirms all that the Irrevocable Power of Attorney may lawfully do or cause to be done by virtue hereof. The Irrevocable Power of Attorney granted hereunder shall only terminate upon the termination of this Agreement. Promptly upon the written request of the Company or BSII, each Company Shareholder shall duly execute and deliver a separate proxy instrument, in form and substance reasonably satisfactory to the Company, making specific reference to the Company Shareholders’ Approval and the Other Company Approvals, as applicable.

3.5           No Pre-Closing Transfer. Other than pursuant to this Agreement or as expressly contemplated by the Business Combination Agreement, or the Ancillary Agreements, from the date hereof and until the Closing or, if earlier, termination of this Agreement, such Company Shareholder shall not:

(a)            directly or indirectly, (i) lend, sell, transfer, tender, grant, charge, mortgage, pledge, assign or otherwise encumber, grant a security interests in, assign or otherwise dispose of (including by gift, tender or exchange offer, merger or operation of law), encumber, hedge, swap, convert or utilize a derivative to transfer the economic interest in (collectively, “Transfer”), or (ii) enter into any Contract, option or other binding arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any person;

(b)            grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares) with respect to any Subject Shares, or enter into any other Contract with respect to any Subject Shares that would prohibit or prevent the satisfaction of its obligations pursuant to this Agreement;

(c)            take any action that would make any representation or warranty of such Company Shareholder herein untrue or incorrect, or have the effect of preventing or disabling such Company Shareholder from performing its obligations hereunder;

(d)            commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying such Company Shareholder or the Company from performing any of its obligations hereunder; or

(e)            announce any intention to effect any such transaction specified in this sentence,

other than any Transfer (x) between any Company Shareholder and any of its Affiliates and any of the Company Shareholders’ and their Affiliates’ respective executive officers and directors, or (y) upon the prior written consent of the Company and BSII, provided in each case that such transferee shall enter into a written agreement, in form and substance reasonably satisfactory to the Company and BSII, agreeing to be bound by this Agreement to the same extent as such Company Shareholder was prior to such Transfer. Any action attempted to be taken in violation of the preceding sentence will be null and void. Each Company Shareholder agrees with, and covenants to, BSII and the Company (or any of its directors, secretaries or authorized representatives) that such Company Shareholder shall not request that BSII register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares.

3.6           Waiver of Dissent Rights. Such Company Shareholder shall not apply to any Governmental Authority claiming that the Company Shareholders’ Approval, Other Company Approvals, Business Combination Agreement, any Ancillary Agreement, Merger or any other Transaction is oppressive or unfairly discriminatory to or otherwise prejudicial to, or undertaken without due regard to the interests of, any member, shareholder or holder of debentures of the Company or any other Person. Such Company Shareholder shall not commence, join in, facilitate, assist or encourage any claim or action challenging the validity of this Agreement, or alleging any breach of any law or duty in connection with the Transactions or alleging that the Company Shareholders’ Approval, Other Company Approvals, Business Combination Agreement, any Ancillary Agreement, or any other Transaction is oppressive or unfairly discriminatory to or otherwise prejudicial to, or undertaken without due regard to the interests of, any member, shareholder or holder of debentures of the Company or any other Person, and hereby releases the Company from all actions, proceedings, claims and demands whatsoever which such Company Shareholder has, has had, or will have under or arising out of this Agreement.

4.            POST-CLOSING LOCK-UP

4.1            Certain Definitions. As used in this Article 4, notwithstanding the other provisions of this Agreement, the following terms shall have the following meanings:

(a)            “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act;

(b)            “Applicable Period” shall mean, in respect of each Lock-Up Obligor, the period commencing on the Closing Date and ending on the third (3rd) anniversary of the Closing Date;

(c)            “Immediate Family” shall mean, as to a natural person, such individual’s spouse, former spouse, domestic partner, child (including by adoption), father, mother, brother or sister, and lineal descendant (including by adoption) of any of the foregoing persons;

(d)            “Lock-Up Obligor” shall mean AMTD Digital, AMTD IDEA Group and AMTD Group Inc.

(e)            “Lock-Up Restrictions” shall mean the restrictions set forth in Sections 4.2 and 4.5;

(f)            “Lock-Up Securities” shall mean, in respect of a Lock-Up Obligor, any Company Ordinary Shares or other Equity Securities of the Company held by the Lock-Up Obligor (or which the Lock-Up Obligor is entitled to receive by virtue of the Transactions) immediately after the Closing, excluding (i) any Company Ordinary Shares acquired in open market transactions after the Closing, (ii) any Company Ordinary Shares received by a Lock-Up Obligor upon the exercise, conversion or settlement of options or warrants for Company Ordinary Shares or any securities convertible into or exercisable or exchangeable for Company Ordinary Shares, in any such case, held by a Lock-Up Obligor immediately after the Closing (along with such options or warrants themselves), and (iii) any other Equity Security of the Company issued or issuable to a Lock-Up Obligor with respect to any securities referenced in clauses (i) and (ii) above by way of a share dividend or share split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; and

(g)            “Lock-Up Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, with respect to, any Lock-Up Security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Security, whether or not any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) announcement of any intention to effect any transaction specified in clause (i) or (ii).

4.2           Lock-Up Restriction. Subject to the consummation of the Merger and Section 4.5, each Lock-Up Obligor covenants and agrees that it shall not, without the prior written consent of the Company Board, effect, undertake, enter into or announce any Lock-Up Transfer during the Applicable Period in respect of the applicable Lock-Up Securities. For the avoidance of doubt, each Lock-Up Obligor shall retain all of its rights as a shareholder of the Company with respect to the Lock-Up Securities it holds at any time during the Applicable Period including, without limitation, the right to vote any Lock-Up Securities that are entitled to vote and the right to receive any dividends or distributions in respect of such Lock-Up Securities.

4.3           Authorization. Each Lock-Up Obligor hereby:

(a)            acknowledges that the Company may, during the Applicable Period, pursuant to its rights and/or the obligations of the relevant Lock-Up Obligors under this Article 4, in its discretion and subject to Applicable Law, instruct its transfer agent for the Lock-Up Securities to decline to transfer, and to note stop-transfer restrictions on the register of book-entry interests and other records relating to, such Lock-Up Securities for which such Lock-Up Obligor is the record holder; and

(b)            in the case of Lock-Up Securities for which such Lock-Up Obligor is the beneficial but not the record holder, agrees during the Applicable Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop-transfer restrictions on the register of book-entry interests and other records relating to, such Securities;

in each case, if and to the extent such transfer would constitute a Lock-Up Transfer in breach of this Agreement. The Company shall instruct its transfer agent to remove any stop transfer restrictions on the register of book-entry interests and other records related to the book-entry interests comprising Lock-Up Securities within three Business Days after the expiration of the Applicable Period.

4.4           Legend. During the Applicable Period, a certificate or book-entry evidencing any Lock-Up Securities may, in the Company’s discretion pursuant to its rights and/or the obligations of the relevant Lock-Up Obligors under this Article 4, and subject to Applicable Law, be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS SUPPORT AND LOCK-UP AGREEMENT AND DEED, DATED AS OF JANUARY 27, 2025, BY AND AMONG WORLD MEDIA AND ENTERTAINMENT UNIVERSAL INC. (“COMPANY”), BLACK SPADE ACQUISITION II CO, THE HOLDER NAMED THEREIN AND THE OTHER PARTIES THERETO. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

4.5           Lock-Up Exceptions. Section 4.2 shall not apply to:

(a)            in the case of an entity, Lock-Up Transfers to (i) such entity’s officers or directors or any affiliate or Immediate Family of any of such entity’s officers or directors, (ii) any shareholder, partner or member of such entity or their affiliates, (iii) any affiliate of such entity, or (iv) any employees of such entity or of its affiliates;

(b)            Lock-Up Transfers to a partnership, limited liability company or other entity of which such transferor is the legal and beneficial owner of all of the outstanding Equity Securities;

(c)            in the case of a natural person, Lock-Up Transfers (i) by bona fide gift to any member of such individual’s Immediate Family, (ii) to a family trust, established for the exclusive benefit of such individual and/or any of such individual’s Immediate Family for estate planning purposes, (iii) by virtue of laws of descent and distribution upon death of such individual or (iv) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union;

(d)            in the case of an entity, Lock-Up Transfers by virtue of the laws of the jurisdiction of formation of such entity and the entity’s Governing Documents upon dissolution of the entity;

(e)            after the date falling eighteen (18) months from Closing, pledges of any Lock-Up Securities to a financial institution that create a security interest in such Lock-Up Securities pursuant to a bona fide loan or indebtedness transaction so long as the holder of such pledged Lock-Up Securities continues to control the exercise of the voting rights of such pledged Lock-Up Securities, and any foreclosures on such pledged Lock-Up Securities;

(f)            the exercise of warrants to purchase Company Ordinary Shares on a cashless basis in accordance with the terms thereof;

(g)            the entry, at any time after the Closing, into any trading plan providing for the sale of Company Ordinary Shares meeting the requirements of Rule 10b5-1(c) under the Exchange Act, provided, that such plan does not provide for, or permit, the sale of any Company Ordinary Shares during the Applicable Period and no announcement or filing is voluntarily made or required regarding such plan during the Applicable Period; and

(h)            after the date falling eighteen (18) months from Closing, Lock-Up Transfers in the event of completion of a bona fide amalgamation, merger, scheme of arrangement, business combination, consolidation, combination sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up or other similar transaction, as approved by the Company Board, which results in all of the Company’s security holders having the right to exchange their Company Ordinary Shares for cash, securities or other property;

provided, however, that in the case of clauses (a) through (d), these permitted transferees shall enter into a written agreement with the Company, agreeing to be bound by the transfer restrictions in Sections 4.2 through 4.5.

4.6           Effect of Article 4. If any Lock-Up Transfer is made or attempted contrary to the provisions of this Article 4, such purported Lock-Up Transfer shall be null and void ab initio.

5.            OTHER AGREEMENTS

5.1           Removal of Restrictions. The Company shall remove, and shall cause to be removed (including by causing its transfer agent to remove), any legends, marks, stop-transfer instructions or other similar notations pertaining to the lock-up arrangements herein from the book-entries evidencing any Lock-Up Securities at the time any such security is no longer subject to the Lock-Up Restrictions (any such Lock-Up Security, a “Free Security”), and shall take all such actions (and shall cause to be taken all such actions) necessary or proper to cause the Free Security to be consolidated under the CUSIP(s) and/or ISIN(s) applicable to the unrestricted Company Ordinary Shares or Company Warrants, as and to the extent applicable, or so that the Free Securities are in a like position. Any holder of a Lock-Up Security is an express third-party beneficiary of this Section 5.1 and entitled to enforce specifically the obligations of the Company set forth in this Section 5.1 directly against the Company.

5.2           Disclosure.

(a)            Each Company Shareholder shall be bound by and comply with the Confidentiality Agreement, dated September 19, 2024, by and among BSII and World Media and Entertainment Group, a wholly-owned subsidiary of the Company (the “Confidentiality Agreement”) and Section 12.12 (Publicity) of the Business Combination Agreement (including any relevant defined terms used in such Confidentiality Agreement and provision) as if such Company Shareholder was an original signatory to the Confidentiality Agreement and Business Combination Agreement with respect to such provisions.

(b)            Each Company Shareholder hereby authorizes the Company and BSII to publish and disclose in any announcement or disclosure required by the SEC or pursuant to any Applicable Law such Company Shareholder’s identity and ownership of Subject Shares and Lock-Up Securities, the nature of such Company Shareholder’s obligations under this Agreement and (if deemed appropriate by the Company and BSII) a copy of this Agreement. Each Company Shareholder will promptly provide any information reasonably requested by the Company and BSII for any regulatory application or filing made or approval sought in connection with the Transactions.

5.3           Termination. This Agreement shall terminate upon the termination of the Business Combination Agreement in accordance with its terms. Upon the occurrence of the Closing, (i) this Agreement (excluding Section 3.6, Article 4 and Article 5) shall immediately terminate, (ii) Section 3.6 and Article 4 shall survive in accordance with its terms, and (iii) Article 5 shall survive indefinitely. Upon termination of this Agreement (or a portion hereof), no party shall have any liability hereunder other than for its willful and material breach of this Agreement (or such terminated portion) prior to such termination.

5.4           Further Assurances. Each Company Shareholder, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company or BSII may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Business Combination Agreement and the Ancillary Agreements and (ii) refrain from exercising any veto right, consent right or similar right under BSII or the Company’s Governing Documents which would materially impede, disrupt, prevent or otherwise adversely affect the consummation of the Merger or any other Transaction. If any Company Shareholder acquires record or beneficial ownership of any Subject Shares following the date of this Agreement (or becomes aware, following the date hereof, of its record or beneficial ownership of any Subject Shares as of the date hereof, which shares are not already set forth on Schedule A), such Company Shareholder shall promptly notify the Company and BSII, and Schedule A shall be updated to reflect such Company Shareholder’s ownership of such additional Subject Shares.

5.5           Company Shareholder Parties. Each Company Shareholder signs this Agreement solely in such Company Shareholder’s capacity as a shareholder of the Company, and not in any other capacity. No Company Shareholder shall be liable or responsible for any breach, default or violation of any representation, warranty, covenant or agreement hereunder by any other Company Shareholder and each Company Shareholder shall solely be required to perform its obligations hereunder in its individual capacity.

5.6           Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to BSII or the Company in accordance with Section 12.03 (Notices) of the Business Combination Agreement and to each Company Shareholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

5.7           Miscellaneous. The provisions of Sections 12.04 (Assignment), 12.05 (Rights of Third Parties), 12.07 (Governing Law), 12.08 (Dispute Resolution and Waiver of Jury Trial), 12.09 (Headings and Captions; Counterparts), 12.10 (Entire Agreement), 12.11 (Amendments) and 12.15 (Enforcement) of the Business Combination Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above as a Deed.

EXECUTED AS A DEED for and on behalf of:

WORLD MEDIA AND ENTERTAINMENT UNIVERSAL INC.

By:	/s/ Feridun Hamdullahpur
Name:	Feridun Hamdullahpur
Title:	Director

In the presence of:

Witness:	/s/ Samuel Chau
Name:	Samuel Chau
Title:	Director

[Signature Page to Shareholders Support Agreement and Deed]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above as a Deed.

EXECUTED AS A DEED for and on behalf of:

BLACK SPADE ACQUISITION II CO

By:	/s/ Chi Wai Dennis Tam
Name:	Chi Wai Dennis Tam
Title:	Chairman and Co-Chief Executive Officer

In the presence of:

Witness:	/s/ Shing Joe Kester Ng
Name:	Shing Joe Kester Ng
Title:	Director and Co-Chief Executive Officer

[Signature Page to Shareholders Support Agreement and Deed]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above as a Deed.

EXECUTED AS A DEED for and on behalf of:

AMTD DIGITAL INC.

By:	/s/ Feridun Hamdullahpur
Name:	Feridun Hamdullahpur
Title:	Director

In the presence of:

Witness:	/s/ Xavier Zee
Name:	Xavier Zee
Title:	Chief Financial Officer

[Signature Page to Shareholders Support Agreement and Deed]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above as a Deed.

EXECUTED AS A DEED for and on behalf of:

AMTD IDEA GROUP

By:	/s/ Feridun Hamdullahpur
Name:	Feridun Hamdullahpur
Title:	Director

In the presence of:

Witness:	/s/ Xavier Zee
Name:	Xavier Zee
Title:	Chief Financial Officer

[Signature Page to Sponsor Support Agreement and Deed]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above as a Deed.

EXECUTED AS A DEED for and on behalf of:

AMTD GROUP INC.

By:	/s/ Feridun Hamdullahpur
Name:	Feridun Hamdullahpur
Title:	Director

In the presence of:

Witness:	/s/ Xavier Zee
Name:	Xavier Zee
Title:	Chief Financial Officer

[Signature Page to Shareholders Support Agreement and Deed]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above as a Deed.

EXECUTED AS A DEED for and on behalf of:

SOUTH HORIZON OCEANS (GROUP) CO INC.

By:	/s/ Howard Cong
Name:	Howard Cong
Title:	Director

In the presence of:

Witness:	/s/ Dong Jing
Name:	Dong Jing
Title:

[Signature Page to Sponsor Support Agreement and Deed]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above as a Deed.

EXECUTED AS A DEED for and on behalf of:

RADISSON EVERTON VENTURE FUND

By:	/s/ Feridun Hamdullahpur
Name:	Feridun Hamdullahpur
Title:

In the presence of:

Witness:	/s/ Samuel Chau
Name:	Samuel Chau
Title:

[Signature Page to Sponsor Support Agreement and Deed]

List of Omitted Schedule:

Schedule A – Particulars of Company Shareholders and Subject Shares